EXHIBIT 21:
SUBSIDIARIES

	Company Name	Interest %	Country of Jurisdiction
Subsidiary of Manas:	DWM Petroleum AG	100	Baar, Switzerland
Subsidiary of DWM Petroleum AG:	CJSC Somon Oil	90	Dushambe, Tajikistan